Lang Michener LLP
Lawyers – Patent & Trade Mark Agents

Brookfield Place, 181 Bay Street, Suite 2500
P.O. Box 747
Toronto ON M5J 2T7
Canada

Telephone:      416-360-8600
Facsimile:         416-365-1719

September 11, 2009

Vitran Corporation Inc.
185 The West Mall
Suite 701
Etobicoke, Ontario
M9C 5L5

Dear Sirs:

We are counsel to Vitran Corporation Inc., an Ontario corporation (the “Registrant”), and in such capacity, we have acted as counsel for the Registrant in connection with the registration under the Securities Act of 1933 of 976,700 shares of the Registrant’s common shares (the “Shares”), issuable pursuant to the Registrant’s Employee Stock Option Plan (the “Plan”).

In connection with the opinions herein expressed, we have examined such documents and corporate records of the Registrant as we have deemed necessary as the basis for such opinions. We have assumed the genuineness of all signatures, the legal capacity of all individuals, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as notarial, certified, conformed, telecopied or photostatic copies or facsimiles thereof. We have examined the Registrant’s Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect to the Shares (the “Registration Statement”).

We are qualified to practice law in the Province of Ontario and the opinions expressed herein are based on and limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein in effect as of the date hereof.

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

“Lang Michener LLP”

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